Exhibit 99.1

MariMed Reports Strong Second Quarter 2021 Earnings

 Revenue Increased to $32.6 million, a 239% Increase Year Over Year

EBITDA Increased to $12.3 million, a 440% Increase Year Over Year

Raises Guidance for Revenue and EBITDA for Full Year 2021, and Adds Adjusted EBITDA

NORWOOD, Mass., August 16, 2021 - MariMed, Inc. (OTCQX: MRMD) (“MariMed” or the “Company”), a leading multi-state cannabis operator focused on health and wellness and improving lives every day, today announced its financial and operating results for the quarter ended June 30, 2021.

Q2 2021 Financial Highlights

●	Reported revenue of $32.6 million, an increase of 239% versus the second quarter of 2020, and an increase of 32% versus the first quarter of 2021.
●	Reported gross profit on revenue of $19.4 million, an increase of 215% versus the second quarter of 2020, and an increase of 47% versus the first quarter of 2021.
●	Reported EBITDA of $12.3 million, the 6th sequential quarter of positive EBITDA growth. Reported EBITDA increased 440% versus the second quarter of 2020, and an increase of 61% versus the first quarter of 2021.
●	Reported Adjusted EBITDA of $13.9 million, a 391% increase in the second quarter of 2020 versus an increase of 73% in the first quarter of 2021.
●	Reported net income of $7.6 million in the second quarter of 2021 versus a net loss of $1.1 million in the second quarter of 2020, and net income of $4.3 million versus the first quarter of 2021.
●	Increased working capital as of the end of the second quarter of 2021 to $24.3 million, an increase of $26.5 million versus the end of the fourth quarter of 2020, and an increase of $7.2 million versus the end of the first quarter of 2021.
●	Reported $10.8 million in positive cash flow from operations in the second quarter of 2021, an increase of $9.9 million versus the second quarter of 2020, and an increase of $4.0 million versus the first quarter of 2021, continuing to show the Company’s ability to convert EBITDA to free cash flow.
●	The Company increased its 2021 guidance for revenue from $100 million to $118 million and EBITDA from $30 million to $32 million. The Company is also including guidance for the first time of Adjusted EBITDA of $42 million.

“We are extremely pleased with our continued improving financial performance during the second quarter,” said Bob Fireman, CEO and President of MariMed. “We continue to report some of the strongest revenue and EBIDTA growth in the entire cannabis industry. Our strong financial position is the result of our operational excellence combined with our financial discipline. I could not be more confident in our ability to maintain our trajectory to be a top tier MSO and deliver improved stockholder value as we continue to execute on our Strategic Plan.”

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Q2 2021 Operational Highlights

The continued strong financial performance of the Company in the second quarter of 2021 was driven by:

●	A significant increase in wholesale sales, particularly in Massachusetts, where the Company benefited from higher production at the New Bedford, MA cultivation and manufacturing facility.

●	The Company’s retail locations in Massachusetts and Illinois saw strong growth. Its Panacea Wellness dispensary in Middleborough, MA experienced higher customer counts and increasing revenue throughout the quarter. Commencing operations in May, Thrive Metropolis, the fourth MariMed dispensary in southern Illinois, exceeded expectations. MariMed’s three other Thrive branded dispensaries in the state, located in Anna, Harrisburg and Mt. Vernon, all had strong quarterly results.

●	An increase in branded product sales and licensing fees associated with the Company’s award-winning product portfolio, including its Betty’s Eddies® vegan chews brand, Nature’s Heritage™ premium flower, Kalm Fusion® precision dose chewable tablets brand, and others. MariMed brands are now available in six states and Puerto Rico. Betty’s Eddies® is the #1 cannabis product brand in Massachusetts and Maryland, according to BDSA data.

●	An increase in management fee resulting from the continued success of the Company’s managed cannabis-licensed clients in Delaware, Maryland, and Nevada.

Going forward, the Company expects continued strong financials by the implementation of its Strategic Growth Plan and its four key components: (1) Completing its previously announced Consolidation Plan, centered on acquiring and consolidating the Company’s existing clients into the public company; (2) Increasing revenues in existing states, by spending capital to increase the Company’s cultivation and production capacity and developing new assets within those states; (3) Expanding the Company’s footprint in additional legal cannabis states through new license applications and M&A; and (4) Expanding the Company’s brand portfolio and licensing revenue, by continuing to build its portfolio of leading brands and license its brands with license holders in other legal states.

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Q2 2021 vs Q1 2021 Financial Summary

($US thousands)	Q2 2021	Q1 2021	Q2 vs Q1 Change
Revenues	$32,569	$24,643	32%
Gross Profit	$19,406	$13,186	47%
Total Operating Expenses	$7,404	$6,148	20%
EBITDA	$12,299	$7,632	61%
Adjusted EBITDA	$13,915	$8,034	73%
Adjusted EBITDA Margin	43%	33%
Cash Provided By Operations	$10,833	$6,759	60%
Working Capital	$20,875	$17,139	42%

Q2 2021 vs Q2 2020 Financial Summary

($US thousands)	Q2 2021	Q2 2020	Q2 vs Q2 Change
Revenues	$32,569	$9,610	239%
Gross Profit	$19,406	$6,158	215%
Total Operating Expenses	$7,404	$4.059	82%
EBITDA	$12,299	$2,278	440%
Adjusted EBITDA	$13,915	$2,835	391%
Adjusted EBITDA Margin	43%	30%
Cash Provided By Operations	$10,833	$947	1044%
Working Capital	$20,875	$(21,495)

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“In light of MariMed’s significant organic growth, driven by the strong performance of our retail stores in Illinois and Massachusetts, stronger than expected wholesale sales, and other contributing factors, we are confident raising 2021 guidance,” said Jon Levine, MariMed’s Chief Financial Officer. “Based on these factors, we are increasing our 2021 revenue guidance to $118 million, EBITDA to $32 million, and including Adjusted EBITDA guidance for the first time of $42 million.”

Non-GAAP Financial Measures

The Company has provided in this release the non-GAAP financial measures of EBITDA and Adjusted EBITDA as a supplement to Revenues, Gross Profit, and other financial measures prepared in accordance with GAAP.

Management defines EBITDA as net income (loss), determined in accordance with GAAP, excluding interest income and interest expense, income taxes, depreciation of fixed assets, and amortization of intangibles.

Management defines Adjusted EBITDA in the same manner as EBITDA, with the following additional exclusions:

-	non-cash expenses on debt and equity issuances;

-	impairment or write-downs of intangible assets;

-	unrealized gains and losses on investments and currency translations;

-	legal settlements;

-	gains or losses from the extinguishment of debt via the issuance of equity;

-	discontinued operations; and

-	merger- and acquisition-related transaction expenses.

Management believes EBITDA and Adjusted EBITDA are useful measures to assess the performance and liquidity of the Company as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses EBITDA and Adjusted EBITDA to understand and compare operating results across accounting periods, and for financial and operational decision making. The presentation of EBITDA and Adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering EBITDA and Adjusted EBITDA in assessing the Company’s financial results and its ongoing business as it allows for meaningful comparisons and analysis of trends in the business. EBITDA and Adjusted EBITDA are used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP measurements, the Company’s calculations may differ from those used by analysts, investors, and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

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The table below reconciles Net Income (Loss) to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)
Net income (loss)	$7,588,575	$(1,141,232)	$11,898,602	$(3,478,948)

Interest expense, net	288,828	2,929,328	1,706,823	5,573,442
Income taxes	3,813,108	-	5,016,905	-
Depreciation and amortization	668,882	491,189	1,308,608	1,074,193
EBITDA	12,299,393	2,278,285	19,930,937	3,168,688

Amortization of stock grants	-	5,365	5,365	10,730
Amortization of option grants	589,477	239,024	884,075	556,379
Amortization of stand-alone warrant issuances	-	-	55,786	-
Amortization of warrants issued with stock	654,681	-	654,681	-
Loss on equity issued to settle obligations	1,260	44,678	2,545	44,678
Equity in earnings of investments	-	32,958	-	32,958
Change in fair value of investments	370,119	234,544	415,284	921,546
Adjusted EBITDA	$13,914,930	$2,834,854	$21,948,674	$4,734,978

For further information, please refer to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021 available at www.SEC.gov.

Conference Call

MariMed will host a conference call on Tuesday, August 17, 2021, to discuss these results. Bob Fireman, Chief Executive Officer, and Jon Levine, Chief Financial Officer, will host the call starting at 8:00 a.m. Eastern time. A question-and-answer session will follow management’s presentation.

DATE:	Tuesday, August 17, 2021
TIME:	8:00 a.m. ET
WEBCAST:	Click to Access
DIAL-IN NUMBER:	1 (888) 664-6383
CONFERENCE ID:	96689386
REPLAY:	(416) 764-8677 or (888) 390-0541
Encore Replay Code: 689386#
Available until 12:00 midnight ET on Tuesday, August 31, 2021

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About MariMed

MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day, through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies®, Nature’s Heritage™, Bourne Baking Co., and Kalm Fusion®. For additional information, visit marimedinc.com.

Important Caution Regarding Forward-Looking Statements:

This release contains certain forward-looking statements and information relating to MariMed Inc. that is based on the beliefs of MariMed Inc.’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events, including estimates and projections of revenue, EBITDA and Adjusted EBITDA and about its business based on certain assumptions of its management, including those described in this release. These statements are not guaranteeing of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional risk factors are included in the Company’s public filings with the SEC. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “hoped,” “anticipated,” “believed,” “planned,” “estimated,” “preparing,” “potential,” “expected,” “looks” or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.

All trademarks and service marks are the property of their respective owners.

Media Contact:

Trailblaze PR

Email: marimed@trailblaze.co

Company Contact:

Howard Schacter, Chief Communications Officer

Email: hschacter@marimedinc.com

Investor Relations Contact:

Investor Relations Department

Email: ir@marimedinc.com

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